CERTIFICATION PURSUANT TO

Exhibit 32.2

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Frederick J. Holzgrefe, III, Vice President of Finance and Chief Financial Officer of Saia, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Frederick J. Holzgrefe, III
Frederick J. Holzgrefe, III
Vice President of Finance and Chief Financial Officer
Saia, Inc.
July 28, 2017

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Saia, Inc. and will be retained by Saia, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.